Exhibit 16.1

                                        November 15, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
United States of America

Dear Sirs/Madams,

      We have read Item 4 of B&D Food Corp's Form 8-K dated November 15, 2005, and we agree with the statements made therein.

                                        Yours truly,

                                        /s/ Rotenberg & Co., LLP

                                        Rotenberg & Co., LLP